Exhibit 10.1

Execution Version

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”), dated as of November 12, 2021, is entered into by and between ENSERVCO CORPORATION, a Delaware corporation, DILLCO FLUID SERVICE, INC., a Kansas corporation, HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company, HEAT WAVES WATER MANAGEMENT LLC, a Colorado limited liability company, and ADLER HOT OIL SERVICE, LLC, a Delaware limited liability company (collectively, “Borrowers”), on the one hand, and EAST WEST BANK, a California banking corporation (“Lender”), on the other hand with reference to the following facts:

RECITALS

A.   Borrowers and Lender previously entered into that certain Loan and Security Agreement, dated as of August 10, 2017, as amended by the First Amendment to Loan and Security Agreement dated as of November 20, 2017, the Second Amendment to Loan and Security Agreement dated as of October 26, 2018, the Third Amendment to Loan and Security Agreement and Waiver dated as of August 14, 2019, the Fourth Amendment to Loan and Security Agreement dated as of July 6, 2020, the letter from Lender to Administrative Borrower dated August 10, 2020, the letter from Lender to Administrative Borrower dated September 14, 2020, the Fifth Amendment to Loan and Security Agreement and Waiver dated as of September 23, 2020, the Sixth Amendment to Loan and Security Agreement dated as of February 1, 2021, and the Seventh Amendment to Loan and Security Agreement dated as of April 26, 2021 (collectively, the “Loan Agreement”).

B.   An Event of Default occurred under Section 8.2 of the Loan Agreement as a result of Borrowers’ breach of Section 6.7(b) of the Loan Agreement by failing to achieve gross revenue of at least seventy percent (70%) of Borrowers’ projected gross revenue for the trailing three-month period ending on October 31, 2021 (such Event of Default hereinafter is referred to as the “Existing Event of Default”).

C.   Borrowers have requested that Lender waive the Existing Event of Default, which Lender is willing to do subject to the terms and conditions set forth below.

D.   Borrowers and Lender also wish to amend the Loan Agreement as set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Defined Terms. All capitalized terms used in this Amendment without definition shall have the respective meanings specified for such terms in the Loan Agreement.

2.    Waiver of Existing Event of Default. Lender hereby waives the Existing Event of Default. This limited waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Loan Agreement, the obligations of Borrowers to Lender thereunder or under any other Loan Document, or to constitute a waiver or release of Lender of any right, remedy or Event of Default under the Loan Agreement or any other Loan Document, except to the extent specifically set forth herein. Furthermore, this waiver shall not affect in any manner whatsoever any rights or remedies of Lender with respect to any other non-compliance by Borrowers with the Loan Agreement or any other Loan Document, whether in the nature of an Event of Default or otherwise, and whether now in existence or subsequently arising.

3.    Deletion of Minimum Liquidity Covenant; Amendment of Minimum Revenue Covenant. Section 6.7 of the Loan Agreement is hereby amended and restated to read in full as follows:

“6.7       Financial Covenants. Borrowers shall comply with each of the following financial covenants:

(a)          [Reserved].

(b)         Revenue. (i) For the one-month period ending November 30, 2021, Borrowers shall achieve gross revenue of at least eighty percent (80%) of Borrowers’ projected gross revenue for such trailing one-month period, (ii) for the two-month period ending December 31, 2021, Borrowers shall achieve gross revenue of at least eighty percent (80%) of Borrowers’ projected gross revenue for such trailing two-month period, (iii) for each three-month period ending on January 31, 2022, February 28, 2022, and March 31, 2022, Borrowers shall achieve gross revenue of at least eighty percent (80%) of Borrowers’ projected gross revenue for each such trailing three-month period, (iv) and commencing with the three-month period ending April 30, 2022 and thereafter, Borrowers shall achieve gross revenue of at least seventy percent (70%) of Borrowers’ projected gross revenue for each such trailing three-month period; provided, that, with respect to determination of compliance with this clause (iv) for the three-month periods ending April 30, 2022 and May 31, 2022, Borrowers shall also achieve gross revenue of at least eighty percent (80%) of Borrowers’ projected gross revenue for each one-month period ending February 28, 2022 and March 31, 2022, as applicable.

Lender shall test Borrowers’ compliance with the minimum gross revenue covenant set forth in clause (b) of this Section 6.7 monthly, commencing as of November 30, 2021 and continuing as of the last day of each month thereafter, in each case with respect to the applicable measurement period ending on each such testing date as set forth in Section 6.7(b).”

4.    Amendment of Compliance Certificate Exhibit. Exhibit E to the Loan Agreement is hereby amended and restated to read in full as set forth on Exhibit E to this Amendment.

5.    Projections Attachment. Borrowers’ cash flow projections for the months of November 2021 through October 2022 are attached to this Amendment as Attachment 1.

6.   Amendment and Waiver Fee. In consideration of Lender’s agreement to enter into this Amendment and to provide Borrowers the accommodations contemplated hereunder, Borrowers shall pay to Lender, on the date hereof, a one-time fee in the amount of $70,000 (the “Amendment Fee”). Each Borrower acknowledges and agrees that the Amendment Fee shall be fully earned and non-refundable when due and that Lender may affect payment of the Amendment Fee by charging the full amount thereof to any deposit account maintained by any Borrower with Lender.

7.    Condition Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)    Lender shall have received this Amendment, duly executed by each Borrower;

(b)    Lender shall have received the Amendment Fee; and

(c)    Lender shall have received such other documents and completion of such other matters as Lender may reasonably deem necessary or appropriate.

8.    Miscellaneous.

(a)    Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or in any other Loan Document shall survive the execution and delivery of this Amendment.

(b)   References to the Loan Agreement. The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended by this Amendment.

(c)    Loan Agreement Remains in Effect. The Loan Agreement and the other Loan Documents remain in full force and effect, and each Borrower hereby ratifies and confirms its agreements and covenants contained therein. Each Borrower hereby confirms that, after giving effect to this Amendment, no default or Event of Default shall have occurred and be continuing.

(d)    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(e)    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California applied to contracts to be performed wholly within the State of California.

(f)    Counterparts. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. If any signature to this Amendment is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Amendment (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

(g)    Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(h)    Expenses of Lender. Borrowers jointly and severally agree to pay on demand all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and expenses of Lender’s legal counsel.

(i)    NO ORAL AGREEMENTS. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH REGARD TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of page intentionally left blank. Signature page(s) follow(s).]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment by their respective duly authorized officers as of the date first above written.

BORROWERS:

ENSERVCO CORPORATION,
a Delaware corporation

By:         /s/ Marjorie Hargrave
Name: Marjorie Hargrave
Title:           Chief Financial Officer

DILLCO FLUID SERVICE, INC.,
a Kansas corporation

By:         /s/ Marjorie Hargrave
Name:         Marjorie Hargrave
Title:           Chief Financial Officer

HEAT WAVES HOT OIL SERVICES LLC,
a Colorado limited liability company

By:         /s/ Marjorie Hargrave
Name:         Marjorie Hargrave
Title:           Chief Financial Officer

HEAT WAVES WATER MANAGEMENT, LLC,
a Colorado limited liability company

By:         /s/ Marjorie Hargrave
Name:         Marjorie Hargrave
Title:           Chief Financial Officer

ADLER HOT OIL SERVICE, LLC,

a Delaware limited liability company

By:         /s/ Marjorie Hargrave
Name:         Marjorie Hargrave
Title:           Chief Financial Officer

Eighth Amendment to Loan and Security Agreement and Waiver

LENDER: EAST WEST BANK, a California banking corporation By: /s/ Stuart Bonomo Stuart Bonomo Senior Vice President

Eighth Amendment to Loan and Security Agreement and Waiver

Exhibit(s) to this Exhibit have been intentionally omitted pursuant to Section 601(a)(5) of Regulation SK.

Eighth Amendment to Loan and Security Agreement and Waiver